HEI Exhibit 99

May 8, 2012

Contact:	Shelee M.T. Kimura
	Manager, Investor Relations &	Telephone: (808) 543-7384
	Strategic Planning	E-mail: skimura@hei.com

HAWAIIAN ELECTRIC INDUSTRIES REPORTS FIRST QUARTER 2012 EARNINGS

& DECLARES DIVIDEND

EPS of $0.40 Reflects Improvement at Both Utility and Bank

Hawaiian Electric Company Invests Over $40 Million in Infrastructure

Loan Growth Continues at American Savings Bank

Board Declares Dividend of $0.31 Per Share

HONOLULU – Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the first quarter of 2012 of $38.3 million, or $0.40 diluted earnings per share (EPS), compared to $28.5 million, or $0.30 diluted EPS for the first quarter of 2011.

“HEI delivered solid results in the first quarter of 2012 and continued to reinvest earnings into our Hawaii-based businesses.  Our three utilities, Hawaiian Electric, Maui Electric and Hawaii Electric Light Company, invested over $40 million -- one and a half times their earnings -- in infrastructure for a more modern and reliable electric grid that will be able to integrate significant amounts of renewable energy across our islands.  As we announced last week, American Savings Bank increased its loan portfolio for the sixth consecutive quarter, adding more than $100 million in loans to customers over the last year,” said Constance H. Lau, HEI president and chief executive officer.

“Like many companies across Hawaii, our companies’ futures are linked to an economically and environmentally vibrant Hawaii.  Reducing Hawaii’s dependence on oil is of paramount importance to our state and our customers,” said Lau.  Since the end of 2010, over 90% of the increase in the typical Oahu customer’s bill was due to the increase in the cost of oil which went up over $40 per barrel.  “That’s why we remain committed to encouraging the development of renewable energy in Hawaii and we are making progress with 12% of our customers’ energy usage provided by renewable energy,” said Lau.

Hawaiian Electric Industries, Inc. News Release

May 8, 2012

Hawaiian Electric Company Continues to Invest in Clean Energy and Reliability

Hawaiian Electric Company’s1 net income for the first quarter of 2012 was $27.3 million compared to $19.2 million in the first quarter of 2011.  The main driver of the improvement was the recovery of costs for reliability and clean energy investments on Oahu.  In 2011, the Oahu utility continued to ramp up its clean energy and reliability initiatives which resulted in spending in advance of revenues to recover the costs.  This put pressure on first half 2011 earnings until the Oahu utility was able to start the recovery of these costs in July 2011.

Operations and maintenance (O&M) expenses2 (after-tax) were $1 million lower for the first quarter of 2012 compared to the first quarter of the prior year; however, management continues to estimate O&M expenses to be approximately 6% higher for the year compared to 2011 as work continues on strengthening the electric grid.

All three Hawaiian Electric utilities are now fully decoupled and no longer impacted by changes in sales volumes under Hawaii’s new regulatory framework.  Hawaiian Electric on Oahu decoupled last year and Hawaii Electric Light Company on Hawaii Island and Maui Electric in Maui County just received Hawaii Public Utilities Commission approval to decouple in April and May 2012, respectively.  The new decoupled regulatory model helps the utilities fulfill their critical role in carrying out the state’s energy policy to reduce Hawaii’s dependence on oil and to provide clean, secure, reliable power at stable costs for our customers.

American Savings Bank Continues Solid Performance

American Savings Bank (American) net income for the first quarter of 2012 was $15.9 million compared to $13.9 million in the first quarter of 2011.  Net income improved by $2.0 million primarily due to lower provision for loan losses as consumer credit quality improved with Hawaii’s gradual economic recovery and higher noninterest income from higher gains on sales of very low fixed rate residential mortgages.

1  Hawaiian Electric Company, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc.

2  Excludes demand side management (DSM) program costs.  DSM program costs were $1 million in the first quarter of 2012 compared to $2 million in the first quarter of 2011.  DSM program costs are recovered through a surcharge.

Hawaiian Electric Industries, Inc. News Release

May 8, 2012

Overall, American achieved strong profitability in the quarter with a return on average equity of 12.9% and a return on average assets of 1.29%.

Also refer to the American news release on Form 8-K filed on April 30, 2012.

Holding and Other Companies

The holding and other companies’ net losses were $4.9 million in the first quarter of 2012 compared to $4.6 million in the first quarter of 2011.

BOARD DECLARES QUARTERLY DIVIDEND

On May 8, 2012, the board of directors maintained HEI’s quarterly cash dividend of 31 cents per share, payable on June 13, 2012, to shareholders of record at the close of business on May 21, 2012 (ex-dividend date is May 17, 2012).  The dividend is equivalent to an annual rate of $1.24 per share.

Dividends have been paid continuously since 1901.  At the indicated annual dividend rate and the closing share price on May 7, 2012 of $26.51, HEI’s yield is 4.7%.

WEBCAST AND TELECONFERENCE

Hawaiian Electric Industries, Inc. will conduct a webcast and teleconference call to review its first quarter 2012 earnings on Wednesday, May 9, 2012, at 7:00 a.m. Hawaii time (1:00 p.m. Eastern time).  The event can be accessed through HEI’s website at www.hei.com or by dialing (866) 314-5050, passcode:  22527679 for the teleconference call.  The presentation for the webcast will be on HEI’s website under the headings “Investor Relations,” “News & Events” and “Presentations & Webcasts.”  HEI and Hawaiian Electric Company, Inc. (HECO) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information.  Such disclosures will be included on HEI’s website in the Investor Relations section.  Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and American’s press releases, Securities and Exchange Commission (SEC) filings and public conference calls and webcasts.  The information on HEI’s website is not incorporated by reference in this document or in the Company’s SEC filings unless, and except to the extent, specifically incorporated by reference.  Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in

Hawaiian Electric Industries, Inc. News Release

May 8, 2012

order to review documents filed with and issued by the PUC.  No information on the PUC website is incorporated by reference in this document or in the Company’s SEC filings.

An online replay of the webcast will be available at the same website beginning about two hours after the event.  Replays of the teleconference call will also be available approximately two hours after the event through May 23, 2012, by dialing (888) 286-8010, passcode: 92305336.

HEI supplies power to over 400,000 customers or 95% of Hawaii’s population through its electric utilities, HECO, Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American, one of Hawaii’s largest financial institutions.

FORWARD-LOOKING STATEMENTS

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions.  In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements.  Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things.  These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2011 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements.  Forward-looking statements speak only as of the date of the report, presentation or filing in which they are made.  Except to the extent required by the federal securities laws, HEI, HECO, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three months ended
	March 31,
(in thousands, except per share amounts)	2012	2011
Revenues
Electric utility	$749,610	$645,335
Bank	65,252	65,313
Other	(2)	(15)
Total revenues	814,860	710,633
Expenses
Electric utility	692,356	600,127
Bank	42,340	43,559
Other	4,348	3,572
Total expenses	739,044	647,258
Operating income (loss)
Electric utility	57,254	45,208
Bank	22,912	21,754
Other	(4,350)	(3,587)
Total operating income	75,816	63,375
Interest expense–other than on deposit liabilities and other bank borrowings	(18,539)	(20,140)
Allowance for borrowed funds used during construction	870	520
Allowance for equity funds used during construction	1,940	1,244
Income before income taxes	60,087	44,999
Income taxes	21,298	16,064
Net income	38,789	28,935
Preferred stock dividends of subsidiaries	473	473
Net income for common stock	$38,316	$28,462
Basic earnings per common share	$0.40	$0.30
Diluted earnings per common share	$0.40	$0.30
Dividends per common share	$0.31	$0.31
Weighted-average number of common shares outstanding	96,167	94,817
Adjusted weighted-average shares	96,561	95,182

Net income (loss) for common stock by segment
Electric utility	$27,300	$19,189
Bank	15,877	13,851
Other	(4,861)	(4,578)
Net income for common stock	$38,316	$28,462
Comprehensive income attributable to common shareholders	$38,627	$26,624

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2011 and HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2012 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(dollars in thousands)	2012	2011

Assets
Cash and cash equivalents	$236,346	$270,265
Accounts receivable and unbilled revenues, net	306,760	344,322
Available-for-sale investment and mortgage-related securities	631,063	624,331
Investment in stock of Federal Home Loan Bank of Seattle	97,764	97,764
Loans receivable held for investment, net	3,672,401	3,642,818
Loans held for sale, at lower of cost or fair value	14,657	9,601
Property, plant and equipment, net of accumulated depreciation of $2,061,649 in 2012 and $2,049,821 in 2011	3,375,654	3,334,501
Regulatory assets	677,674	669,389
Other	538,443	517,550
Goodwill	82,190	82,190
Total assets	$9,632,952	$9,592,731
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$183,733	$216,176
Interest and dividends payable	23,778	25,041
Deposit liabilities	4,125,204	4,070,032
Short-term borrowings—other than bank	156,288	68,821
Other bank borrowings	232,843	233,229
Long-term debt, net—other than bank	1,282,602	1,340,070
Deferred income taxes	375,510	354,051
Regulatory liabilities	316,560	315,466
Contributions in aid of construction	378,039	356,203
Retirement benefits liability	513,187	530,410
Other	456,817	516,990
Total liabilities	8,044,561	8,026,489

Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293

Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	-	-
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 96,541,143 shares in 2012 and 96,038,328 shares in 2011	1,362,880	1,349,446
Retained earnings	210,044	201,640
Accumulated other comprehensive loss, net of tax benefits	(18,826)	(19,137)
Total shareholders’ equity	1,554,098	1,531,949
Total liabilities and shareholders’ equity	$9,632,952	$9,592,731

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2011 and HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2012 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Three months ended March 31	2012	2011
(in thousands)
Cash flows from operating activities
Net income	$38,789	$28,935
Adjustments to reconcile net income to net cash used in operating activities
Depreciation of property, plant and equipment	37,911	37,708
Other amortization	1,419	2,354
Provision for loan losses	3,546	4,550
Loans receivable originated and purchased, held for sale	(89,087)	(35,015)
Proceeds from sale of loans receivable, held for sale	85,252	43,048
Change in deferred income taxes	21,260	16,687
Change in excess tax benefits from share-based payment arrangements	(44)	(22)
Allowance for equity funds used during construction	(1,940)	(1,244)
Change in cash overdraft	-	(2,688)
Changes in assets and liabilities
Decrease (increase) in accounts receivable and unbilled revenues, net	37,562	(19,880)
Increase in fuel oil stock	(14,458)	(3,513)
Decrease in accounts, interest and dividends payable	(36,991)	(40,016)
Change in prepaid and accrued income taxes and utility revenue taxes	(41,126)	(1,594)
Contributions to defined benefit pension and other postretirement benefit plans	(26,815)	(31,200)
Change in other assets and liabilities	(30,994)	(11,344)
Net cash used in operating activities	(15,716)	(13,234)
Cash flows from investing activities
Available-for-sale investment and mortgage-related securities purchased	(53,931)	(109,307)
Principal repayments on available-for-sale investment and mortgage-related securities	46,355	114,529
Net increase in loans held for investment	(34,212)	(70,269)
Proceeds from sale of real estate acquired in settlement of loans	3,371	1,253
Capital expenditures	(65,300)	(38,491)
Contributions in aid of construction	22,855	5,749
Other	-	145
Net cash used in investing activities	(80,862)	(96,391)
Cash flows from financing activities
Net increase in deposit liabilities	55,172	59,883
Net increase (decrease) in short-term borrowings with original maturities of three months or less	87,467	(24,923)
Net increase (decrease) in retail repurchase agreements	(379)	7,368
Proceeds from issuance of long-term debt	-	125,000
Repayment of long-term debt	(57,500)	(50,000)
Change in excess tax benefits from share-based payment arrangements	44	22
Net proceeds from issuance of common stock	5,940	5,674
Common stock dividends	(23,855)	(23,593)
Preferred stock dividends of subsidiaries	(473)	(473)
Other	(3,757)	(3,730)
Net cash provided by financing activities	62,659	95,228
Net decrease in cash and cash equivalents	(33,919)	(14,397)
Cash and cash equivalents, beginning of period	270,265	330,651
Cash and cash equivalents, end of period	$236,346	$316,254

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2011 and HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2012 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

Three months ended March 31	2012	2011
(dollars in thousands, except per barrel amounts)

Operating revenues	$747,938	$644,301
Operating expenses
Fuel oil	327,839	260,860
Purchased power	164,789	147,958
Other operation	61,849	65,531
Maintenance	30,038	29,196
Depreciation	36,482	36,432
Taxes, other than income taxes	70,995	59,995
Income taxes	17,365	11,610
Total operating expenses	709,357	611,582
Operating income	38,581	32,719
Other income
Allowance for equity funds used during construction	1,940	1,244
Other, net	1,265	910
Total other income	3,205	2,154
Interest and other charges
Interest on long-term debt	14,383	14,383
Amortization of net bond premium and expense	745	783
Other interest charges (credits)	(271)	539
Allowance for borrowed funds used during construction	(870)	(520)
Total interest and other charges	13,987	15,185
Net income	27,799	19,688
Preferred stock dividends of subsidiaries	229	229
Net income attributable to HECO	27,570	19,459
Preferred stock dividends of HECO	270	270
Net income for common stock	$27,300	$19,189
Comprehensive income attributable to common shareholder	$27,377	$19,216
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
HECO	1,696	1,785
HELCO	271	273
MECO	284	292
	2,251	2,350
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	67.2	68.1
Cooling degree days (Oahu)	861	920
Average fuel oil cost per barrel	$134.37	$101.03
Customer accounts (end of period)
HECO	297,640	296,533
HELCO	81,404	80,758
MECO	68,363	67,860
	447,407	445,151
	Twelve months ended
	March 31
Return on average common equity (%) (simple average)	2012	2011
HECO	7.69	5.47
HELCO	9.56	7.37
MECO	6.40	5.68
HECO Consolidated	7.85	5.87

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2011 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2012 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(dollars in thousands, except share data)	2012	2011
Assets
Utility plant, at cost
Land	$51,504	$51,514
Plant and equipment	5,095,080	5,052,027
Less accumulated depreciation	(1,980,964)	(1,966,894)
Construction in progress	150,667	138,838
Net utility plant	3,316,287	3,275,485
Current assets
Cash and cash equivalents	5,850	48,806
Customer accounts receivable, net	158,879	183,328
Accrued unbilled revenues, net	126,642	137,826
Other accounts receivable, net	8,071	8,623
Fuel oil stock, at average cost	186,006	171,548
Materials and supplies, at average cost	46,749	43,188
Prepayments and other	31,210	34,602
Regulatory assets	26,364	20,283
Total current assets	589,771	648,204
Other long-term assets
Regulatory assets	651,310	649,106
Unamortized debt expense	12,477	12,786
Other	86,219	86,361
Total other long-term assets	750,006	748,253
Total assets	$4,656,064	$4,671,942
Capitalization and liabilities
Capitalization
Common stock, $6 2/3 par value, authorized 50,000,000 shares; outstanding 14,233,723 shares in 2012 and 2011	$94,911	$94,911
Premium on capital stock	426,921	426,921
Retained earnings	893,323	884,284
Accumulated other comprehensive income (loss), net of income taxes	45	(32)
Common stock equity	1,415,200	1,406,084
Cumulative preferred stock – not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,000,602	1,000,570
Total capitalization	2,450,095	2,440,947
Current liabilities
Short-term borrowings – nonaffiliates	84,942	-
Current portion of long-term debt	-	57,500
Accounts payable	158,691	188,580
Interest and preferred dividends payable	18,835	19,483
Taxes accrued	183,273	224,768
Other	58,947	69,353
Total current liabilities	504,688	559,684
Deferred credits and other liabilities
Deferred income taxes	357,974	337,863
Regulatory liabilities	316,560	315,466
Unamortized tax credits	61,941	60,614
Retirement benefits liability	478,517	495,121
Other	108,250	106,044
Total deferred credits and other liabilities	1,323,242	1,315,108
Contributions in aid of construction	378,039	356,203
Total capitalization and liabilities	$4,656,064	$4,671,942

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2011 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2012 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Three months ended March 31	2012	2011
(in thousands)

Cash flows from operating activities
Net income	$27,799	$19,688
Adjustments to reconcile net income to net cash used in operating activities
Depreciation of property, plant and equipment	36,482	36,432
Other amortization	1,561	2,288
Change in deferred income taxes	20,061	13,521
Change in tax credits, net	1,356	755
Allowance for equity funds used during construction	(1,940)	(1,244)
Change in cash overdraft	-	(2,688)
Changes in assets and liabilities
Decrease (increase) in accounts receivable	25,001	(11,271)
Decrease (increase) in accrued unbilled revenues	11,184	(9,402)
Increase in fuel oil stock	(14,458)	(3,513)
Increase in materials and supplies	(3,561)	(1,065)
Increase in regulatory assets	(13,948)	(7,872)
Decrease in accounts payable	(33,174)	(42,123)
Change in prepaid and accrued income taxes and utility revenue taxes	(44,561)	240
Contributions to defined benefit pension and other postretirement benefit plans	(26,183)	(30,693)
Change in other assets and liabilities	3,444	9,315
Net cash used in operating activities	(10,937)	(27,632)
Cash flows from investing activities
Capital expenditures	(63,436)	(37,556)
Contributions in aid of construction	22,855	5,749
Net cash used in investing activities	(40,581)	(31,807)
Cash flows from financing activities
Common stock dividends	(18,261)	(17,640)
Preferred stock dividends of HECO and subsidiaries	(499)	(499)
Repayment of long-term debt	(57,500)	-
Net increase in short-term borrowings from nonaffiliates and affiliate with original maturities of three months or less	84,942	-
Other	(120)	(4)
Net cash provided by (used in) financing activities	8,562	(18,143)
Net decrease in cash and cash equivalents	(42,956)	(77,582)
Cash and cash equivalents, beginning of the period	48,806	122,936
Cash and cash equivalents, end of period	$5,850	$45,354

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2011 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2012 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.

STATEMENTS OF INCOME DATA

(Unaudited)

	Three months ended
	March 31,	December 31,	March 31,
(in thousands)	2012	2011	2011
Interest income
Interest and fees on loans	$44,888	$46,500	$46,097
Interest on investment and mortgage-related securities	3,805	3,352	3,769
Total interest income	48,693	49,852	49,866
Interest expense
Interest on deposit liabilities	1,779	1,837	2,593
Interest on other borrowings	1,261	1,362	1,367
Total interest expense	3,040	3,199	3,960
Net interest income	45,653	46,653	45,906
Provision for loan losses	3,546	4,082	4,550
Net interest income after provision for loan losses	42,107	42,571	41,356
Noninterest income
Fees from other financial services	7,337	7,476	6,946
Fee income on deposit liabilities	4,278	4,486	4,449
Fee income on other financial products	1,549	1,364	1,673
Other income	3,395	3,498	2,379
Total noninterest income	16,559	16,824	15,447
Noninterest expense
Compensation and employee benefits	18,646	17,820	17,505
Occupancy	4,225	4,313	4,240
Data processing	2,111	1,676	1,970
Services	1,783	1,990	1,771
Equipment	1,730	1,762	1,657
Other expense	6,707	8,997	7,933
Total noninterest expense	35,202	36,558	35,076
Income before income taxes	23,464	22,837	21,727
Income taxes	7,587	7,497	7,876
Net income	$15,877	$15,340	$13,851
Comprehensive net income	$15,899	$7,400	$11,586

OTHER BANK INFORMATION (%)
Return on average assets	1.29	1.26	1.15
Return on average equity	12.87	12.24	11.20
Return on average tangible common equity	15.44	14.65	13.44
Net interest margin	4.04	4.16	4.16
Net charge-offs to average loans outstanding (annualized)	0.28	0.48	0.49
Efficiency ratio	56	57	57
As of period end
Nonperforming assets to loans outstanding and real estate owned **	2.02	2.01	1.82
Allowance for loan losses to loans outstanding	1.05	1.03	1.14
Tier-1 leverage ratio **	9.1	9.0	9.1
Total risk-based capital ratio **	12.9	12.9	13.5
Tangible common equity to total assets	8.46	8.42	8.57

** Regulatory basis

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2011 and HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2012 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.

BALANCE SHEETS DATA

(Unaudited)

	March 31,	December 31,
(in thousands)	2012	2011

Assets
Cash and cash equivalents	$229,635	$219,678
Available-for-sale investment and mortgage-related securities	631,063	624,331
Investment in stock of Federal Home Loan Bank of Seattle	97,764	97,764
Loans receivable held for investment, net	3,672,401	3,642,818
Loans held for sale, at lower of cost or fair value	14,657	9,601
Other	235,407	233,592
Goodwill	82,190	82,190
Total assets	$4,963,117	$4,909,974

Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing	$1,054,512	$993,828
Deposit liabilities–interest-bearing	3,070,692	3,076,204
Other borrowings	232,843	233,229
Other	110,117	118,078
Total liabilities	4,468,164	4,421,339

Common stock	332,299	331,880
Retained earnings	172,003	166,126
Accumulated other comprehensive loss, net of tax benefits	(9,349)	(9,371)
Total shareholder’s equity	494,953	488,635
Total liabilities and shareholder’s equity	$4,963,117	$4,909,974

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2011 and HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2012 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.